                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of Triarc Beverage Holdings Corp. on Form S-4 of our report dated March 26, 1999 (April 23, 1999 as to Note 19 to the consolidated financial statements), appearing in the Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the headings 'Summary Combined Financial Data', 'Selected Combined Financial Data' and 'Experts' in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

NEW YORK, NEW YORK
MAY 13, 1999